Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended February 28, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$576,265
Unrealized Gain (Loss) on Market Value of Futures	3,050,811
Dividend Income	4,099
Interest Income	20,319
ETF Transaction Fees	1,565
Total Income (Loss)	$3,653,059

Expenses
Sponsor Management Fees	$18,298
Brokerage Commissions	11,674
Total Expenses	$29,972
Net Income (Loss)	$3,623,087

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/19	$25,085,095
Withdrawals (150,000 Shares)	(3,912,805)
Net Income (Loss)	3,623,087

Net Asset Value End of Month	$24,795,377
Net Asset Value Per Share (850,040 Shares)	$29.17

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended February 28, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(105,476)
Unrealized Gain (Loss) on Market Value of Futures	(203,729)
Dividend Income	518
Interest Income	893
ETF Transaction Fees	263
Total Income (Loss)	$(307,531)

Expenses
Sponsor Management Fees	$1,085
Brokerage Commissions	918
Total Expenses	$2,003
Net Income (Loss)	$(309,534)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/19	$1,485,751
Additions (100,000 Shares)	658,127
Net Income (Loss)	(309,534)

Net Asset Value End of Month	$1,834,344
Net Asset Value Per Share (300,040 Shares)	$6.11

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
Monthly Account Statement
For the Month Ended February 28, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$470,789
Unrealized Gain (Loss) on Market Value of Futures	2,847,082
Dividend Income	4,617
Interest Income	21,212
ETF Transaction Fees	1,828
Total Income (Loss)	$3,345,528

Expenses
Sponsor Management Fees	$19,383
Brokerage Commissions	12,592
Total Expenses	$31,975
Net Income (Loss)	$3,313,553

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/19	$26,570,846
Additions (100,000 Shares)	658,127
Withdrawals (150,000 Shares)	(3,912,805)
Net Income (Loss)	3,313,553

Net Asset Value End of Month	$26,629,721

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596